                                                                    EXHIBIT 10.4

                                 LEASE AGREEMENT

                                     between

                      MORTENSON PROPERTIES, INC. (Landlord)

                                       and

                          SHOWCASE CORPORATION (Tenant)

                                November 30, 1998

                                  LEASE SUMMARY

1.   Landlord: Mortenson Properties, Inc., a Minnesota corporation

2.   Tenant: ShowCase Corporation, a Minnesota corporation

3.   Premises: A portion of Building 662, 4111 41st Street N.W., Rochester, MN

4.   Rentable Square Feet:             26,716

5.   Usable Square Feet:               21,950

6.   Commencement Date:                June 26, 1999

8.   Expiration Date:                  June 30, 2004

9.   Rent Commencement
                Date:                  June 26, 1999

10.  Initial Base Rent
                (Annually):            $243,115.60

11.  Initial Base Rent
                (Monthly):             $20,259.64

13.  Tenant's Pro Rata
                Share of the Building: 25.52%

14.  Option to Renew:                  1 Option for 5 years

EXHIBITS:

A - Premises
B - Legal Description
C - Estoppel and Commencement Date Certificate
D - Approved Signage
E - Rules and Regulations
F - Plans and Specifications for Tenant Improvements

Note: This Lease Summary does not, in any way, modify the terms of the lease, but rather is for information purposes only.

                                 BUILDING LEASE

     THIS LEASE (the Lease) is made this 30th day of November, 1998, between MORTENSON PROPERTIES, INC., a Minnesota corporation (Landlord), and SHOWCASE CORPORATION, a Minnesota corporation (Tenant).

     1. Premises: Landlord hereby leases to Tenant those certain premises designated on the Plans attached hereto as Exhibit A and incorporated herein by this reference (the Premises), consisting of a total of approximately 26,716 square feet of space (BOMA rentable area) on the third floor of the building located at 4111 41st Street, N.W., Rochester, MN (hereinafter the Building), located on the real property more particularly described on Exhibit B attached hereto and incorporated herein by this reference, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereunto, including, but not limited to, sidewalks, drives, parking areas and any other external areas designated by Landlord for use by tenants of the Building (the Building and real property hereinafter collectively sometimes called the Building Complex). For purposes of this Lease, "BOMA Rentable Area" shall mean and refer to the measuring formula for full floor tenants defined in Building Owners and Managers Association (BOMA) publication Z65.1-1980, a revision of Z65.1-1972, together with all updated revisions thereof. This Lease is subject to the terms, covenants and conditions set forth herein and Tenant and Landlord each covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions to be kept and performed by them.

     2. Term:

     (a) The initial term (the Initial Term) of this Lease shall be for a term of five (5) years and six (6) days commencing at 12:01 a.m. on June 26, 1999 (the Commencement Date), and terminating at 12:00 midnight on June 30, 2004 (the Expiration Date), unless sooner terminated pursuant to the terms hereof.

     (b) If the Initial Term begins other than on the first day of the month, Tenant shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month and all other terms and conditions of this Lease shall be in force and effect during such partial month but the end of the Initial Term hereof shall not be adjusted or extended due to any change in the Commencement Date. Landlord and Tenant shall execute an Estoppel and Commencement Date Certificate in the form attached hereto as Exhibit C, within ten (10) days of the date the term commences, certifying as to the actual commencement and expiration dates of the term, the rent commencement date, if different, and such other matters as may be reasonably required by Landlord.

     (c) Tenant may renew this Lease for one additional term of five (5) years (the Additional Term) in the manner provided for herein. Tenant may extend the term of this Lease provided (i) Tenant delivers written notice (a Renewal Notice) of such extension to Landlord at least nine (9) months prior to the expiration of the Initial Tenn and (ii) Tenant is not in default hereunder as of the date of such notice. If Tenant elects an Additional Term, all of the terms and conditions of this Lease shall govern the Additional Term, except that Base Rent shall be adjusted pursuant to

Paragraph 3(b) hereof. All references to the "term" of this Lease refers to the Initial Term and any Additional Term elected by Tenant.

     3. Rent:

     (a) Tenant shall pay to Landlord as Base Rent, an annual rent for the Premises (Base Rent) during the Initial Term in the amounts set forth below:

                               Base Rent Schedule

     Period                  Rate          Annual Base Rent  Monthly Installment
     ------                  ----          ----------------  -------------------

June 26, 1999 to       $9.10 per rentable     $243,115.60       $20.259.64
December 31, 2001      square foot

January 1, 2001 to     $9.60 per rentable     $265,473.60       $21,372.80
Expiration Date        square foot

The foregoing amounts shall be adjusted, if necessary, to reflect the actual rentable area of the Premises.

     All installments of Base Rent shall be payable in advance, on the first
(1st) day of each calendar month during the term hereof. Rent for the first and last months of the term hereof shall be prorated based upon the number of days during each of said months that the Lease term was in effect. One monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant. All Base Rent shall be paid without notice, demand, deduction or offset, at the offices of Landlord or to such other person or at such other place as Landlord may designate in writing. Tenant shall pay to Landlord as "Additional Rent" all other sums due under this Lease.

     (b) The annual Base Rent for the Additional Term, if elected by Tenant hereunder, shall be adjusted effective as of the first day of the Additional Tenn to the annual "Market Rent" of the Premises. For purposes of this Lease, "Market Rent" means the prevailing market rent for the Premises determined as follows: For purposes of this Lease "Market Rent" shall be the amount for which the Premises could be leased for the Additional Term in an arm's-length transaction upon the same terms and conditions (other than Basic Rent) as are otherwise contained in this Lease, assuming both the Landlord and Tenant are prudent persons willing to enter into such a Lease but under no compulsion to do so. Landlord and Tenant shall, within thirty (30) days after the date Landlord receives a Renewal Notice from Tenant, attempt to agree between themselves as to the Market Rent of the Premises for purposes of establishing the Base Rent for the Additional Term. If the parties are unable to agree upon the Market Rent within said thirty (30) days, then the Market Rent shall be determined by an appraisal process. The appraisal process shall be completed by three reputable real estate professionals, each of whom shall (i) have no interest in the business of either party hereto; (ii) have at least five (5) years of experience appraising commercial properties similar to the

Premises; and (iii) be a member of the American Institute of Real Estate Appraisers with the designation of "MAI." One appraiser shall be appointed by Tenant and the second appraiser shall be appointed by Landlord. The third appraiser shall be appointed by the first two appraisers. If, for any reason the first two appraisers are unable to agree on the third appraiser within ten (10) days after the appointment of the second appraiser or if either party refuses or neglects to appoint an appraiser as herein provided within ten (10) days after the appointment of the first appraiser, then such third appraiser or other appraiser whose appointment was not made as previously specified shall be appointed by the President of the Minnesota chapter of the American Institute of Real Estate Appraisers, or such other such bodies exercising similar functions. Such appointment shall be made within ten (10) days after the request is submitted to the President. The appraisers shall submit their written determinations of Market Rent within thirty (30) days after the appointment of the third appraiser.

     The determinations of all three appraisers shall be issued in sealed envelopes and shall be opened simultaneously. If the determinations of at least two of the appraisers are identical in amount, said amount shall be deemed to be the Market Rent. If the determinations of all three appraisers are different in amount, the Market Rent shall be determined as follows:

     (i) If neither the highest value nor the lowest value differs from the middle appraised market value by more than 15% of such middle appraised value, then the Market Rent shall be deemed to be average of the three appraisals; and

     (ii) If either the highest value or the lowest value differs from the middle appraised value by more than 15% of such middle appraised value, then the Market Rent shall be deemed to be the average of the middle appraised value and the appraised value closest in amount to said middle value.

     Upon the completion of the process, the Market Rent as determined above shall constitute the Base Rent for the Additional Term. Each party shall bear its own expense in connection with the appraisal process, except that the fees for all of the appraisers shall be split equally between Landlord and Tenant. Notwithstanding any other term or condition of this Lease to the contrary, in no event shall the Market Rent as determined by the appraisers set forth above be less than the Base Rent as of the expiration of the Initial Term.

     4. Rent Adjustment:

     (a) The following terms shall have the following meanings with respect to the provisions of this Paragraph 4:

     (1) "Building Rentable Area" shall mean all rentable space available for lease in the Building, calculated on the basis set forth in BOMA Publication 265.1-1980. If there is a significant change in the aggregate Building Rentable Area, of a permanent nature, as a result of an addition to the Building, partial destruction thereof or similar circumstance, Landlord's Accountants (as herein defined) shall determine and make an appropriate adjustment to the provisions herein.

     (2) "Tenant's Pro Rata Share" shall mean a fraction, the numerator of which is the BOMA Rentable Area of the Premises occupied by Tenant (i.e., 26,716 square feet) and the denominator of which is the Building Rentable Area (i.e., 104,698.60 square feet), and is equal to 25.52%.

     At such time, if ever, any space is added to or subtracted from the Premises pursuant to the terms of this Lease, Tenant's Pro Rata Share shall be increased or decreased accordingly.

     (3) "Operating Expenses" shall mean:

          A. All operating expenses of any kind or nature which are necessary, ordinary or customarily incurred with respect to the operation and maintenance of the Building as determined in accordance with generally accepted accounting principles and shall include, but not be limited to:

               (i) Costs of supplies, including but not limited to the cost of "relamping" all tenant lighting as the same may be required from time to time;

               (ii) Costs incurred in connection with obtaining and providing energy for the Building, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources as well as costs for heating, ventilation, and air conditioning services (HVAC);

               (iii) Costs of water and sanitary and storm drainage services;

               (iv) Costs of janitorial and security services, if any, provided to the common areas of the Building;

               (v) Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;

               (vi) Costs of maintenance and replacement of landscaping; and costs of maintenance, repair, striping and seal coating of parking areas, common areas, plazas and other areas used by tenants of the Building, including trash and snow removal;

               (vii) Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement; public liability insurance; and any other insurance carried by Landlord on the Building or any component parts thereof,

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

               (viii) Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits and all legal fees and other costs or expenses incurred in resolving any labor disputes;

               (ix) Professional building management fees in amounts consistent with building management fees charged for similar buildings in Rochester, Minnesota;

               (x) Legal, accounting, inspection and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or reasonably to improve the operation, maintenance or state of repair of the Building) incurred for the normal prudent operation of the Building;

               (xi) The costs of capital improvements and structural repairs and replacements made in or to the Building or the cost of any machinery or equipment installed in the Building in order to conform to changes, subsequent to the Lease Commencement Date, in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein, Required Capital Improvement); the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein, Cost Savings Improvements); and all other capital improvements and structural repairs and replacements (Other Capital Improvements) reasonably necessary to permit Landlord to maintain the Building as a first class office building. The expenditures for Other Capital Improvements, Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as reasonably determined by Landlord's accountants); and

               (xiii) Any other expense which under generally accepted accounting principles would be considered a normal maintenance or operating expense.

          If Landlord selects an accrual accounting basis for calculating Operating Expenses, Operating Expenses shall be deemed to have been paid when such expenses have accrued in accordance with generally accepted accounting principles, provided a switch from cash to accrual accounting shall not result in Tenant paying twice for any expenses in any year. Landlord may incur Operating Expenses for the Building Complex as whole and prorate such Building Complex Operating Expenses to the Building in a reasonable manner.

          B. Expressly exclude Landlord's income taxes; leasing commissions, legal expenses, advertising and promotional expenses; interest on debt or amortization payments on any mortgages or deeds of trust; costs of repairs or other work occasioned by fire, windstorm or other casualty to the extent of insurance proceeds received; and any other expense which under generally accepted accounting principles would not be considered a normal maintenance or operating expense, except as otherwise specifically provided herein.

     (4) "Real Estate Taxes" shall mean all real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building as a result of the use, ownership or operation of the Building or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments; provided, however, that any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord's only property and provided further, that in no event shall the term "Taxes and Assessments", as used herein, include any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes; such term shall, however, include gross taxes on rentals and expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such Taxes or Assessments (all of the foregoing are collectively referred to herein as Taxes); provided expenses for tax consultants and for contesting the amount or validity of such Taxes or Assessments charged to Tenant shall not exceed the savings achieved. "Assessments" shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises or the Building, or against any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessment shall be deemed payable in maximum number of installments as is permitted by law, whether or not actually so paid.

     (b) It is hereby agreed that Tenant shall pay to Landlord as Additional Rent during each calendar year during the term hereof an estimate of Tenant's Pro Rata Share of Operating Expenses for the calendar year and an estimate of Tenant's Pro Rata Share of Real Estate Taxes for the calendar year, as reasonably estimated by Landlord, payable monthly, at the rate of one twelfth (1/12) thereof, on the same date and at the same place Base Rent is payable, with an adjustment to be made between the parties at a later date as hereinafter provided. Landlord shall deliver to Tenant, as soon as practicable following the end of any calendar year, an estimate of the Operating Expenses and Real Estate Taxes for the new calendar year (the Budget Sheet). Until receipt of the Budget Sheet, Tenant shall continue to pay its monthly Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes based upon the estimate for the preceding calendar year. To the extent that the Budget Sheet reflects an estimate of Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes for the new calendar year greater than the amount actually paid to the date of receipt of the Budget Sheet for the new calendar year, Tenant shall pay such amount to Landlord within thirty (30) days of receipt of the Budget Sheet. Upon receipt of the Budget Sheet, Tenant shall thereafter pay the amount of its monthly Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes as set forth in the Budget Sheet. As soon as practicable following the end of any calendar year, Landlord shall submit to Tenant a statement in reasonable detail describing the computations of the Operating Expenses and Real Estate Taxes, setting forth the exact amount of Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes for the calendar year just completed (the Statement), and the difference, if any, between the actual Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes for the calendar year just completed and the estimated amount of Tenant's Pro Rata

Share of Operating Expenses and Real Estate Taxes paid by Tenant to Landlord. Notwithstanding the foregoing, Landlord's failure to deliver the Statement to Tenant shall in no way serve as a waiver of Landlord's rights under this Paragraph. To the extent that the actual Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes for the period covered by the Statement is higher than the estimated Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes which Tenant previously paid during the calendar year just completed, Tenant shall also pay to Landlord such balance within thirty (30) days following receipt of the Statement from Landlord. To the extent that the actual Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes for the period covered by the Statement is less than the estimated Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes which Tenant previously paid during the calendar year just completed, Landlord shall promptly pay the excess in cash to Tenant.

     (c) If the Lease term hereunder covers a period of less than a full calendar year during the first or last calendar years of the term hereof, Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes for such partial year shall be calculated by proportionately reducing the Operating Expenses and Real Estate Taxes to reflect the number of months in such year during which Tenant leased the Premises (the Adjusted Operating Expenses and Adjusted Real Estate Taxes). The Adjusted Operating Expenses and Adjusted Real Estate Taxes shall then be compared with the actual Operating Expenses and actual Real Estate Taxes for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses and Real Estate Taxes for such partial year over the Adjusted Operating Expenses and Adjusted Real Estate Taxes. Tenant shall pay Tenant's Pro Rata Share of any such increases within ten
(10) days following receipt of notice thereof.

     (d) Tenant shall have the right at its own expense and at a reasonable time (after written notice to Landlord) within one hundred eighty (180) days after receipt of the Statement to audit Landlord's books relevant to the Additional Rent due under this Paragraph 4. If Tenant does not audit Landlord's books and deliver the results thereof to Landlord within said one hundred eighty (180) day period, the terms and amounts set forth in the Statement shall be deemed conclusive and final and Tenant shall have no further right to adjustment. If Tenant's examination reveals that an error has been made in Landlord's determination of Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes and Landlord agrees with such determination, then the amount of such adjustment shall be payable by Landlord or Tenant, to the other party as the case may be. If Tenant's examination reveals an error has been made in Landlord's determination of Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes, and Landlord disagrees with the results thereof, Landlord shall have thirty (30) days to obtain an audit from an accountant of its choice to determine Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes. If Landlord's accountant and Tenant's accountant are unable to reconcile their audits, both accountants shall mutually agree upon a third accountant, whose determination of Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes shall be conclusive. If the amount of error by Landlord is determined to be five percent (5%) or more, the reasonable costs of the three audits made pursuant to this subparagraph shall be paid by Landlord. In the event the amount of error by Landlord is determined to be less than five percent (5%), the reasonable costs of the three audits made pursuant to this subparagraph shall be paid by Tenant.

     (e) Landlord's failure during the Lease term to prepare and deliver any statements or bills, or Landlord's failure to make a demand under this Paragraph or under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any items of Additional Rent which may have become due pursuant to this Paragraph during the term of this Lease. Tenant's liability for all Additional Rent due under this Lease shall survive the expiration or earlier termination of this Lease.

     (f) Notwithstanding any provision herein to the contrary, if the Building is not fully occupied during any full or partial calendar year, Operating Expenses shall be adjusted so that the Operating Costs shall be computed for such year as though the Building was fully occupied during such year.

     5. Character of Occupancy:

     (a) The Premises are to be used for general office purposes and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     (b) Tenant shall not suffer nor permit the Premises nor any part thereof to be used in any manner, nor anything to be done therein, nor suffer or permit anything to be brought into or kept therein, which would in any way (i) make void or voidable any fire or liability insurance policy then in force with respect to the Building Complex, (ii) make unobtainable from reputable insurance companies authorized to do business in Minnesota any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates, (iii) cause or in Landlord's reasonable opinion be likely to cause physical damage to the Building Complex or any part thereof, (iv) constitute a public or private nuisance, (v) impair, in the reasonable opinion of Landlord, the exterior appearance of the Building Complex,
(vi) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants of the Building, (vii) impair or interfere with any of the Building services or impair or interfere with the use of any of the other areas of the Building by the other tenants or occupants of the Building Complex, any such impairment or interference to be based upon the reasonable judgment of Landlord, (viii) create waste in, on or around the Premises, Building, or Building Complex, or (ix) make any noise or set up any vibration which will disturb other tenants, except in the course of permitted repairs or alterations at times permitted by Landlord.

     (c) Tenant shall not use the Premises nor permit anything to be done in or about the Premises or Building Complex which will in any way conflict with any law, statute, ordinance, protective covenants affecting the Building Complex or governmental or quasi-governmental rules or regulations now in force or which may hereafter be enacted or promulgated. Tenant shall give written notice within five (5) days from receipt thereof to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Landlord shall give prompt notice to Tenant of any notice it receives relative to the violation by Tenant of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

     6. Services and Utilities:

     (a) Landlord agrees, without charge except as provided herein, and in accordance with standards from time to time prevailing for similar office buildings in the Rochester area, to furnish water to the Building for use in lavatories and drinking fountains and to the Premises; during ordinary business hours (at least the hours of 7:00 a.m. to 7 p.m. Monday through Saturday) to furnish such heated or cooled air to the Premises as may be reasonably required for the comfortable use and occupancy of the Premises provided that Tenant complies with the recommendations of Landlord's engineer or other duly authorized representative, regarding occupancy and use of the Premises, and during ordinary business hours to cause electric current to be supplied for lighting the Premises and public halls.

     (b) Landlord shall provide electricity for normal office purposes including but not limited to fluorescent and incandescent lighting, including task and task ambient lighting systems and for normal office equipment including but not limited to duplicating (reproduction) machines, communications and audio visual equipment, vending machines, portable computers (provided they do not require any significant additional voltage or special electrical requirements), executive kitchen equipment and internal communication systems (which may include piped-in music). To the extent that electric current is utilized in excess of the amounts indicated above, Tenant's rent shall be increased from time to time by Landlord in such amounts to cover the cost of providing such increased use. Landlord shall have the right, if it determines based on its own judgment that Tenant is using electric current for purposes other than those described above or for other than normal office use, to require Tenant to install a check meter to determine the amount which Tenant is utilizing. The cost of such excess usage, and check meter, including but not limited to monitoring, installation and repair thereof, shall be paid by Tenant.

     (c) If Tenant requires water in excess of that usually furnished or supplied for use in the Premises as general office space, Tenant agrees to pay to Landlord such amounts as Landlord determines are necessary to cover the costs of such increased use of water, including, but not limited to, the cost of installation, monitoring, maintenance and repair of any check meter or other instrument necessary to measure the use of additional water.

     (d) Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, electrical, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, now or hereafter in force or effect, it being understood and agreed to by Tenant that Landlord may discontinue, reduce or curtail such services, or any of them at such times as it may be necessary by reason of accident, unavailability of employees, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the reasonable control of Landlord. In the event of any such interruption, reduction or discontinuance of Landlord's services, Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant or cause or permit an abatement, reduction or setoff of rent, or operate to release Tenant from any of Tenant's obligations hereunder; provided Landlord shall use its best efforts to restore service if the interruption is in lines or pipes controlled by Landlord and the cause of the interruption was caused or controlled by Landlord.

     (e) Whenever heat generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises in the event Landlord's independent consulting engineer determines same are necessary as a result of Tenant's use of lights or equipment which generate heat loads in excess of those for which the HVAC system is designed and the cost therefor, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

     (f) If Tenant has any special or additional electrical or mechanical requirements related to its use of the Premises, any such electrical or mechanical equipment must be located within the Premises. The foregoing shall in no way be construed as granting to Tenant additional rights to use any such special or additional electrical or mechanical equipment in its Premises without the prior written consent of Landlord. Any additional cost or expense related to or resulting from such electrical or mechanical requirements shall be the sole obligation of Tenant.

     (g) If Tenant requires HVAC service beyond the ordinary business hours set forth above (hereafter After Hours Usage), such service must be requested from the Building manager at least twenty-four (24) hours prior thereto. Tenant shall reimburse Landlord, as Additional Rent, for all costs and expenses for After Hours Usage in accordance with rates reasonably promulgated by Landlord from time to time. Notwithstanding the foregoing, if in Landlord's reasonable determination, Tenant's demand for After Hours Usage is or becomes excessive or sufficiently frequent as to warrant the same, Landlord may install, at Tenant's expense, separate meters to monitor or control Tenant's After Hours Usage, with all costs for the installation, maintenance and repair of such meter to be paid by Tenant.

     7. Quiet Enjoyment: Subject to the provisions of this Lease, Landlord covenants that Tenant on paying the rent and performing the covenants of this Lease on its part to be performed shall and may peacefully and quietly have, hold and enjoy the Premises for the term of this Lease. Landlord shall not be responsible for the acts or omissions of any other tenant or third party not under Landlord's control which may interfere with Tenant's use and enjoyment of the Premises. In the event of any transfer or transfers of Landlord's interest in the Premises or in the real property of which the Premises are a part, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

     8. Maintenance and Repairs:

     (a) Prior to the Commencement Date of this Lease, Landlord shall, at its expense (and without including the expense for same within the Operating Expenses for the Building) upgrade the first level entry area and corridor with new carpeting and wall coverings. Except as otherwise specifically provided for herein, Landlord is under no obligation to make any other improvements or alternations to the Building or the Premises prior to Tenant's occupancy.

     (b) Notwithstanding any other provisions of this Lease, Landlord shall repair and maintain in good condition the structural portions of the Building, including the elevators, plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of Tenant, its agents, servants, employees, licensees or invitees, in which case Tenant shall pay to Landlord, on demand, the cost of such maintenance and repairs less the amount of any insurance proceeds received by Landlord on account thereof, if applicable. Landlord shall also maintain and keep in good order and repair the Building roof; the curtain wall, including all glass connections at the perimeter of the Building; all exterior doors, including any exterior plate glass within the Building; the Building ventilating systems; elevators; escalators; Building telephone and electrical closets; public portions of the Building or Building Complex, including but not limited to any balconies, landscaping, walkways, and upper floor lobbies and corridors, and interior portions of the Building above and below grade which are not covered by leases. Landlord, at its expense (which expense shall not be included in the Operating Expenses for the Building), shall cause the Building to comply with the ADA. Such obligation shall not extend to the Premises, it being the sole responsibility of Tenant to satisfy the ADA with respect to the premises.

     (c) Tenant, at Tenant's sole cost and expense, except for services furnished by Landlord pursuant to Paragraph 6 hereof, shall maintain, in good order, condition and repair, the Premises, including the interior surfaces of the ceilings (if damaged or discolored due in whole or in part to the act, neglect, omission or fault of Tenant), walls and floors, all doors, interior glass partitions or glass surfaces (not exterior windows) and pipes, electrical wiring, switches, fixtures and other special items, subject to the provisions of Paragraph 14 hereof. Tenant shall provide all necessary cleaning and janitorial services for the Premises. If Tenant fails to so maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to completion, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

     (d) Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

     9. Alterations and Additions:

     (a) Tenant shall make no new alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or denied. Landlord may impose, as a condition to such consent, and at Tenant's sole cost, such reasonable requirements as Landlord may deem necessary in its reasonable judgment, including without limitation, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed and the times during which the work is to be accomplished, approval of all plans and specifications and the procurement of all licenses and permits. Landlord shall be entitled to post notices on and about the Premises with respect to Landlord's non-liability for mechanics' liens and Tenant shall not permit such notices to be defaced or removed. Tenant further agrees not to connect any apparatus, machinery or device to the Building systems, including electric wires, water pipes, fire safety, heating and mechanical systems, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or denied.

     (b) All alterations, improvements and additions to the Premises, including, by way of illustration but not by limitation, all counters, screens, grilles, special cabinetry work, partitions, paneling, carpeting, drapes or other window coverings and light fixtures, shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of the Lease term, whether by lapse of time or otherwise, unless Landlord, by notice given to Tenant no later than fifteen (15) days prior to the end of the term, shall elect to have Tenant remove all or any of such alterations, improvements or additions and in such event, Tenant shall promptly remove, at its sole cost and expense, such alterations, improvements and additions and restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. Any such removal, whether required or permitted by Landlord, shall be at Tenant's sole cost and expense, and Tenant shall restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. All movable partitions, machines and equipment which are installed in the Premises by or for Tenant, without expense to Landlord, and can be removed without structural damage to or defacement of the Building or the Premises, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises (all of which are herein called Tenant's Property) shall be and remain the property of Tenant and may be removed by it at any time during the term of this Lease. However, if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building or the Premises resulting from such removal. All additions or improvements which are to be surrendered with the Premises shall be surrendered with the Premises, as a part thereof, at the end of the term or the earlier termination of this Lease.

     (c) If Tenant utilizes persons other than Landlord to perform any alterations, repairs, modifications or additions to the Premises, then prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Minnesota evidencing that workmen's compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and maintained by all such contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty (30) days prior written notice to Landlord.

     (d) Tenant, at its sole cost and expense, shall cause any permitted alterations, decorations, installations, additions or improvements in or about the Premises to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction, and in such manner as not to interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building, and so as to maintain harmonious labor relations in the Building.

     10. Entry by Landlord:

     (a) Landlord and its agents shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purpose of examining or inspecting the same, to supply any services to be provided by Landlord hereunder, to show the same to prospective purchasers of the Building, to make such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, and to show the same to prospective tenants of the Premises. Subject to reasonable requirements specified by Tenant in order to protect the confidentiality of Tenant's patients and patient's medical records, Landlord and its agent may enter the Premises at all times and without advance notice for the purpose of responding to an actual or apparent emergency. If, during the last sixty (60) days of the term hereof, Tenant shall have removed substantially all of its property from the Premises, Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of rent or incurring liability to Tenant for any compensation.

     (b) Tenant shall be entitled to two (2) sets of keys to the Premises.

     11. Mechanic's Liens: Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises, Building or Building Complex and Tenant will keep the Premises, Building and Building Complex free and clear of all mechanic's liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises, Building or Building Complex with respect to work done for or materials supplied to or on behalf of Tenant or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within ten (10) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by Minnesota's mechanic lien statutes. If Tenant shall be in default in paying any charge for which such a mechanic's lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs associated therewith, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

     12. Damage to Property, Injury to Persons:

     (a) Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives all claims of liability that Tenant or Tenant's legal representatives, successors or assigns may have against Landlord, and Tenant hereby indemnifies and agrees to hold Landlord harmless from any and all claims of liability for any injury or damage to any person or property whatsoever: (1) occurring in, on or about the Premises or any part thereof; and
(2) occurring in, on, or about the Building Complex, when such injury or damage is caused in part or in whole by the act, neglect, fault or omission of Tenant, its agents, contractors, employees, licensees or invitees. Tenant further agrees to indemnify and to hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, employees, licensees or invitees. Such indemnities shall include by way of example, but not limitation, all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim, action or proceeding.

     (b) Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building Complex, or by any owner or occupant of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities of others. To the extent not covered by normal fire and extended coverage insurance normally carried by a prudent building owner, Tenant agrees to pay for all damage to the Building Complex, as well as all damage to persons or property of other tenants or occupants thereof, caused by the misuse, neglect, act, omission or negligence of Tenant or any of its agents, contractors, employees, licensees or invitees.

     (c) Neither Landlord nor its agents or employees shall be liable for any damage to property entrusted to Landlord, its agents or employees, or employees of the building manager, if any, nor for the loss or damage to any property occurring by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness, or any other cause whatsoever; provided, however, nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its gross negligence. Neither Landlord nor its agents or employees shall be liable for interference with the lights, view or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building or Building Complex. Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Premises or the Building or of defects therein or in the fixtures or equipment located therein.

     (d) In case any claim, demand, action or proceeding is made or brought against Landlord, its agents or employees, by reason of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, its agents or employees, or which gives rise to Tenant's obligation to indemnify Landlord, Tenant shall be responsible for all costs and expenses, including but not limited to reasonable attorneys' fees incurred in defending or prosecution of the same, as applicable.

     13. Insurance:

     (a) Landlord agrees to carry and maintain the following insurance during the term of this Lease and any extension hereof: general public liability insurance against claims for personal injury, including death and property damage in or about the Premises and the Building or the Building Complex (excluding Tenant's Property), such insurance to be in amounts sufficient to provide reasonable protection for the Building Complex. Such insurance may expressly exclude property paid for by tenants or paid for by Landlord for which tenants have reimbursed Landlord located in or constituting a part of the Building or the Building Complex. Such insurance shall afford coverage for damages resulting from (a) fire, (b) perils covered by extended coverage insurance, and (c) explosion of steam and pressure boilers and similar apparatus located in the Building or the Building Complex. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in Minnesota and may be obtained by Landlord by endorsement on its blanket insurance policies.

     (b) Tenant shall procure and maintain at its own cost at all times during the term of this Lease and any extensions hereof, hazard, fire and extended coverage on Tenant's property and the contents of the Premises, comprehensive general liability insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability, owner's protective liability, host liquor legal liability and broad form property damage with the following limits of liability: Five Million Dollars ($5,000,000.00) each occurrence combined single limit for bodily injury, property damage and personal injury; Five Million Dollars ($5,000,000.00) aggregate for bodily injury and property damage for products and completed operations. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in Minnesota, and shall be otherwise reasonably satisfactory to Landlord. All such policies shall name Landlord as an additional insured, and shall provide that the same may not be canceled or altered except upon thirty
(30) days prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance provided by Landlord. If Tenant obtains any general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire term of this Lease, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. Tenant shall provide certificate(s) of such insurance to Landlord upon commencement of the Lease term and at least thirty (30) days prior to any annual renewal date thereof and upon request from time to time and such certificate(s) shall disclose that such insurance names Landlord as an additional insured, in addition to the other requirements set forth herein. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

     (c) Each party agrees to use its best efforts to include in each of its policies insuring against loss, damage or destruction by fire or other casualty a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty; or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be canceled without at least thirty (30) days prior notice to both insureds and the act or omission of one insured will not invalidate the policy as to the other insured. Any failure by either party, if named as an additional insured, promptly to endorse to the order of the other party, without recourse, any instrument for the payment of money under or with respect to the policy of which the other party is the owner or original or primary insured, shall be deemed a default under this Lease.

     (d) Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including the Building, Building Complex, the Premises and rental value or business interruption) occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the above party as an additional insured as provided above.

     (e) Any Building employee to whom property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord, the Building Manager, if any, nor their respective agents, shall be liable for any damage to the property of Tenant or others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise and Tenant shall indemnify Landlord of and from any loss or damages, costs or actions Landlord may suffer or incur as a result of such loss or damage to Property.

     14. Damage or Destruction to Building:

     (a) In the event that the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs and restoration can, in Landlord's reasonable opinion, be made within two hundred seventy (270) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs and restoration are completed, the Base Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business, as may be reasonably determined by Landlord, (but there shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). Landlord agrees to notify Tenant within forty-five (45) days after such casualty if it estimates that it will be unable to repair and restore the Premises within said two hundred seventy (270) day period. Such notice shall set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration. Except as provided in this Paragraph 14, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any such repairs, alterations or improvements in or to the Building, Premises or fixtures, appurtenances and equipment. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, including furniture and furnishings, or on any fixtures or equipment removable by Tenant under the provisions of this Lease, or any improvement installed in the Premises by or on behalf of Tenant, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

     (b) In case the Premises or the Building throughout shall be so injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, cannot be repaired within said two hundred seventy (270) days), then Landlord, within sixty (60) days after the happening of such injury, may decide not to reconstruct or rebuild the Building. Thereupon, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent properly apportioned up to date of such casualty, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be released and discharged from all further obligations hereunder (except those obligations which expressly survive termination of the Lease term). A total destruction of the Building shall automatically terminate this Lease.

     15. Condemnation:

     (a) If the whole of the Premises or so much thereof as to render the balance unusable by Tenant for the proper conduct of its business shall be taken under power of eminent domain or transferred under threat thereof, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such election within thirty (30) days after such conveyance or taking possession, whichever is earlier, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. No award for any partial or entire taking shall be apportioned and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Notwithstanding the foregoing, Tenant shall be entitled to seek, directly from the condemning authority, an award for its removable trade fixtures, equipment and personal property and relocation expenses, if any, to the extent Landlord's award is not diminished. In the event of a partial taking which does not result in a termination of this Lease, Base Rent shall be reduced in proportion to the reduction in the size of the Premises so taken and this Lease shall be modified accordingly. Promptly after obtaining knowledge thereof, Landlord or Tenant, as the case may be, shall notify the other of any pending or threatened condemnation or taking affecting the Premises or the Building.

     (b) If all or any portion of the Premises shall be condemned or taken for governmental occupancy for a limited period, this Lease shall not terminate and Landlord shall be entitled to receive the entire amount of any such award or payment thereof as damages, rent or otherwise. Tenant hereby assigns to Landlord any award which may be made in such temporary taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Tenant shall be entitled to receive an abatement of Base Rent in proportion to the reduction in the size of the Premises so taken.

     16. Assignment and Subletting: Tenant shall not permit any part of the Premises to be used or occupied by any persons other than Tenant, its wholly owned affiliated companies and their employees, nor shall Tenant permit any part of the Premises to be used or occupied by any licensee or concessionaire or permit any persons other than Tenant, its wholly owned affiliated companies and their employees and invitees, to be upon the Premises. Tenant shall not voluntarily, by operation of law, or otherwise, assign, transfer or encumber this Lease or any interest herein nor sublet or part with possession of all or any part of the Premises (any and all of which shall hereinafter be referred to as Transfer) without Landlord's prior written consent, which shall be in Landlord's sole discretion. Any Transfer without the prior written consent of Landlord shall constitute a default hereunder and shall be void ab initio and shall confer no rights upon any third party, notwithstanding Landlord's acceptance of rent payments from any purported transferee. Notwithstanding the foregoing, Tenant may, without Landlord's consent, assign this Lease to an affiliate of Tenant (including any party to whom Tenant has sold the majority of its assets) or the entity resulting from a merger with Tenant provided, in the first instance Tenant remains principally liable hereunder and, in the second instance, the new entity specifically assumes in writing for the benefit of Landlord all of Tenants liability hereunder.

     17. Estoppel Certificate: Tenant further agrees at any time and from time to time on or before ten (10) days after written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying (to the extent it believes the same to be true) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid, if any, that Tenant claims no present charge, lien, claim or offset against rent, the rent is not prepaid for more than one month in advance and such other matters as may be reasonably required by Landlord, Landlord's mortgagee, or any potential purchaser of the Building, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein, or a holder of any mortgage or deed of trust encumbering any portion of the Building Complex. Tenant's failure to deliver such statement within such time shall be a default under this Lease. Notwithstanding the foregoing, in the event that Tenant does not execute the statement required by this paragraph, Tenant hereby grants to Landlord a power of attorney coupled with an interest to act as Tenant's attorney in fact for the purpose of executing such statement or statements required by this Paragraph.

     18. Hazardous Materials: As to the Premises and the Building Complex Tenant shall not (either with or without negligence) cause or permit, except as specifically permitted by law, the escape, disposal or release of any hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business. Tenant shall, prior to the Commencement Date of the Lease, deliver to Landlord a list of all such materials and substances then expected by Tenant to be used in the ordinary course of Tenant's business on the Leased Premises, and such evidence of compliance with applicable laws and/or such prevailing standards pertaining to such materials and substances on Tenant's list or thereafter present on the Leased Premises as Landlord may reasonably request, within ten (10) days after receipt of Landlord's written demand therefore. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq., any applicable state or local laws and the regulations adopted under these acts. If Landlord and/or any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Leased Premises. In all events, Tenant shall indemnify and hold Landlord harmless in the manner elsewhere provided in this Lease from any costs, damages, expenses, fines, or any other liability of any type or nature arising from or related to: (i) any release of hazardous materials on the Leased Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant; (ii) the release of hazardous materials on the Leased Premises subsequent to the term of this Lease, if such hazardous materials were placed on the Leased Premises by Tenant or persons acting under Tenant; and (iii) the removal, cleanup, restoration, or remediation of any hazardous materials placed on the Leased Premises by Tenant or by those acting under Tenant's control. The within covenants shall survive the expiration or earlier termination of the Term of this Lease.

     19. Default:

     (a) The following events (herein referred to as an Event of Default) shall constitute a default by Tenant hereunder;

          (1) Tenant shall fail to pay when due any installment of Base Rent, Additional Rent or any other amounts payable hereunder;

          (2) This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party in violation of the provisions of this Lease, except as permitted herein;

          (3) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

          (4) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

          (5) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within thirty (30) days after such institution or appointment;

          (6) Tenant shall fail to take possession of the Premises within thirty
     (30) days of the Commencement Date;

          (7) Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such nonperformance shall continue for a period of fifteen (15) days after notice thereof by Landlord to Tenant; provided, however, that if Tenant cannot reasonably cure such nonperformance within fifteen (15) days, Tenant shall not be in default if it commences cure within said fifteen (15) days and diligently pursues the same to completion, with completion occurring in all instances within sixty (60) days;

          (8) Tenant shall fail to obtain a release of any mechanic's lien, as required herein;

          (9) All or any part of the personal property of Tenant is seized, subject to levy or attachment, or similarly repossessed or removed from the Premises.

     (b) Upon the occurrence of an event of default, Landlord shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, either:

          (1) To give Tenant written notice of Landlord's intention to terminate this Lease on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice, Tenant's right to possession of the premises shall cease and this Lease shall thereupon be terminated; provided however, all of Tenant's obligations, including but not limited to, the amount of Base Rent and other obligations reserved in this Lease for the balance of the term hereof, shall immediately be accelerated and due and payable, discounted by an amount equal to the then current interest rate on U.S. Treasury Bills having a maturity date which coincides with the expiration date of the then current term of this Lease had Tenant not defaulted.

          (2) To re-enter and take possession of the Premises or any part thereof and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be reasonably necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to re-enter the Premises as provided in this Paragraph 19(b)(2) or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event, this Lease will terminate as specified in said notice.

     (c) In the event that Landlord does not elect to terminate this Lease as permitted in Paragraph 19(b)(1) hereof, but on the contrary, elects to take possession as provided in Paragraph 19(b)(2), Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting. Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken.

     (d) In the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of eight percent (8%) per annum. Alternatively, at Landlord's option, Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums arising under the Lease for the balance of the term had the lease not been terminated, less the net proceeds, if any, from any subsequent reletting, after deducting all expenses associated therewith and as enumerated above. Landlord shall be entitled to receipt of such amounts from Tenant monthly on the days on which such sums would have otherwise been payable.

     (e) Suit or suits for the recovery of the amounts and damages set forth above may be brought by Landlord, from time to time, at Landlord's election and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be.

     (f) After an event of default by Tenant, Landlord may sue for or otherwise collect all rents, issues and profits payable under all subleases on the Premises, including those past due and unpaid.

     (g) After an event of default by Tenant, Landlord may without terminating this Lease, enter upon the Premises, with force if necessary, without being liable for prosecution of any claim for damages, without being deemed guilty of any manner of trespass and without prejudice to any other remedies, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with the Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph caused by the negligence of Landlord or otherwise.

     (h) No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any unilateral termination of this Lease, this Lease shall continue in force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.

     (i) Nothing contained in this Paragraph shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Paragraph.

     (j) Any rents or other amounts owing to Landlord hereunder which are not paid within ten (10) days of the date they are due, shall thereafter bear interest from the due date at the rate of eighteen percent (18%) per annum or the highest rate allowed by law, whichever is lower (Interest Rate) until paid. Similarly, any amounts paid by Landlord to cure any default of Tenant or to perform any obligation of Tenant, shall, if not repaid by the Tenant within five
(5) days of demand by Landlord, thereafter bear interest from the date paid by Landlord at the Interest Rate until paid. In addition to the foregoing, Tenant shall pay to Landlord whenever any Base Rent, Additional Rent or any other sums due hereunder remain unpaid more than ten (10) days after the due date thereof, a late charge equal to five percent (5%) of the amount due. Further, in the event of default by Tenant, in addition to all other rights and remedies, Landlord shall be entitled to receive from Tenant all sums, the payment of which may previously have been waived or abated by Landlord, or which may have been paid by Landlord pursuant to any agreement to grant Tenant a rental abatement or other monetary inducement or concession, including but not limited to any tenant finish allowance or moving allowance, together with interest thereon from the date or dates such amounts were paid by Landlord or would have been due from Tenant but for the abatement, at the Interest Rate, until paid; it being understood and agreed that such concession or abatement was made on the condition and basis that Tenant duly perform all obligations and covenants under the Lease for the entire term.

     (k) Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive or declaratory relief and specific performance. The exercise or commencement of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including by way of example, but not limitation, reasonable attorneys' fees from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord from Tenant. Landlord and Tenant agree that any action or proceeding arising out of this Lease shall be heard by a court sitting without a jury and thus hereby waive all rights to a trial by jury.

     20. As-Is-Condition: Except as provided for in Section 36 hereof, Landlord shall have no obligation for the completion of any tenant improvements to the Premises, and Tenant accepts the Premises in its "as is" condition on the Commencement Date. Landlord shall not have any obligation for the repair or replacement of any portions of the interior of the Premises, including but not limited to carpeting, draperies, window coverings, wall coverings or painting, which are damaged or wear out during the term hereof, regardless of the cause therefor, except as may otherwise be specifically set forth in this Lease.

     21. Removal of Tenant's Property: All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor, and Tenant shall reimburse Landlord for all expenses incurred in connection with the disposition of such property.

     22. Holding Over: Should Tenant, with Landlord's written consent, hold over after the termination of this Lease and continue to pay rent, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay monthly rent equal to one hundred seventy-five percent (175%) of the last monthly rental rate and the other monetary charges as provided herein. Such tenancy shall continue until terminated by Landlord, as provided by law, or until Tenant shall have given to Landlord at least thirty
(30) days written notice prior to the last day of the calendar month intended as the date of termination of such month to month tenancy.

     23. Parking and Common Areas: Landlord shall have the right, without obligation, and from time to time, to change the number, size, location, shape and arrangement of parking areas and other common areas, restrict parking of tenants or their guests to designated areas, designate loading or handicap loading areas, change the level or grade of parking and to charge for all parking or any portion thereof. The parking lot located on the south side of the Building (the South Parking Lot) is for the exclusive use of other tenants and this Lease confers no rights to Tenant to use or occupy the South Parking Lot. Subject to the foregoing, all other parking areas, together with easements for parking on parcels adjacent to the parcel on which the Building is located, access roads, courtyards and other areas, facilities or improvements furnished by Landlord are for the general and nonexclusive use in common of all tenants of the Building, including Tenant, and those persons invited upon the land upon which the Building is situated and shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right, without obligation, to establish, modify and enforce such rules and regulations which the Landlord may deem reasonable and/or necessary. Unless as otherwise provided, Tenant's use of the parking areas, as herein set forth, shall be in common with other tenants of the Building and any other parties permitted by

Landlord to use the parking area. The parking rights herein granted shall not be deemed a lease but shall be construed as a license granted by Landlord to Tenant for the term of this Lease. In addition to the general non-exclusive parking rights granted to Tenant herein, Landlord shall specifically reserve and post with signage six (6) parking spaces for short-term use by Tenant's visitors and two (2) parking spaces for delivery vehicles serving Tenant, all at locations reasonably determined from time to time by Landlord.

     24. Surrender and Notice: Upon the expiration or earlier termination of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Paragraph 10 hereof. In the event Tenant fails to so vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs and damages, including but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises, incurred by Landlord as a result of such failure, plus interest thereon at the Interest Rate on all amounts not paid by Tenant within five (5) days of demand, until paid in full.

     25. Subordination and Attornment:

     (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases and/or grants of term of the real property and/or the Building or the Building Complex now or hereafter existing and to all deeds of trust, mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the Building or the Building Complex or any of such leases, whether or not such deeds of trust or mortgages shall also cover other lands or buildings, to each and every advance made or hereafter to be made under such deeds of trust or mortgages, and to all renewals, modifications, replacements and extension of such leases, deeds of trust and mortgages. The provisions of this Paragraph shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant shall promptly execute and deliver to Landlord (or such other party so designated by Landlord) at Tenant's own cost and expense, within ten (10) days after request from Landlord, an instrument, in recordable form if required, that Landlord, the lessor of any such lease or the holder of any such deed of trust or mortgage or any of their respective successors in interest or assigns may request evidencing such subordination. Failure by Tenant to comply with the requirements of this Paragraph shall be a default hereunder. Notwithstanding the foregoing, in the event that Tenant does not execute such documents as may be required to confirm the subordination set forth in this Paragraph or fails to state its objections in writing to the form of subordination within said ten (10) day period and within seven (7) days after a second request by Landlord, Tenant hereby grants to Landlord the right to execute whatever documents are necessary to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Paragraph are hereinafter sometimes called "superior leases" and the deeds of trust or mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior deeds of trust" or "superior mortgages." The lessor of a superior lease or the beneficiary of a superior deed of trust or superior mortgage or their successors in interest or assigns are hereinafter sometimes collectively referred to as a "superior party." Notwithstanding the foregoing, Tenant may condition its execution of a subordination instrument upon such superior party granting to Tenant a non-disturbance agreement in the form then being used by such superior party for such purposes, providing that Tenant, notwithstanding a default by Landlord, shall be entitled to remain in possession of the Premises in accordance with the terms of this Lease for so long as Tenant shall not be in default of any term, condition or covenant of this Lease. Further, Tenant shall attorn to such superior party.

     (b) Tenant shall take no steps to terminate this Lease without giving written notice to such superior party, and a reasonable opportunity to cure (without such superior party being obligated to cure), any default on the part of Landlord under this Lease.

     (c) If holder of any superior mortgage or a ground lease, or anyone claiming by, through or under such holder, shall become the lessee under the ground lease as a result of foreclosure of such superior mortgage, or by reason of an assignment of the lessee's interest under the ground lease and the giving of a deed to the Building or the Building Complex in lieu of foreclosure, there shall be no obligation on the part of such person succeeding to the interest of the lessee under the ground lease to comply with, observe or perform any obligations as sublessor, tenant or landlord under any superior lease.

     (d) If, in connection with the procurement, continuation or renewal of any financing for which the Building or the Building Complex or of which the interest of the lessee therein under a superior lease represents collateral in whole or in part, a lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto provided that such modifications do not increase the obligations of Tenant under this Lease or adversely affect any rights of Tenant or decrease the obligations of Landlord under this Lease.

     26. Payments after Termination: No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due or any other sums of money due under the terms of this Lease or otherwise exercise its rights and remedies hereunder. The payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

     27. Authorities for Action and Notice:

     (a) Except as otherwise provided herein, Landlord may, for any matter pertaining to this Lease, act by and through its building manager or any other person designated in writing from time to time.

     (b) All notices or demands required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served when received, if hand delivered, or five (5) days after deposited in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to Landlord at 700 Meadow Lane North, Minneapolis, MN 55422, Attn:
Director of Asset Management.

     All notices or demands required to be given to Tenant hereunder shall be in writing, and shall be deemed duly served when received, if hand delivered, or five (5) days after deposited in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to Tenant subsequent to the Lease Commencement Date at the Premises, Attn: Chief Financial Officer. Prior to the Lease Commencement Date, notices to the Tenant shall be addressed to Tenant at 4131 Highway 52 North, Suite G-111, Rochester, Minnesota, 55901-3144, Attn: Chief Financial Officer.

     Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be provided.

     (c) All notices given hereunder by either party shall also be given to New York Life Insurance Company, Attention: Mortgage Finance Department, 51 Madison Avenue, New York, New York, 10010.

     28. Liability of Landlord: Landlord's liability under this Lease shall be limited to Landlord's estate and interest in the Building (or to the proceeds thereof) and no other property or other assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises. Nothing contained in this Paragraph shall be construed to permit Tenant to offset against rents due a successor landlord, a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord, except as otherwise specifically set forth herein.

     29. Brokerage: Tenant represents and warrants that it has dealt only with Hamilton Real Estate (Hamilton) in the negotiation of this Lease. Landlord shall pay any leasing commission or similar fee owing to Hamilton as a result of this Lease. Tenant hereby agrees to indemnify and hold the Landlord harmless of and from any and all loss, costs, damages or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any other representative, broker or person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any other representative fee, brokerage fee or similar compensation to any person with whom Tenant has dealt or may In the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease. In the event any claim shall be made against Landlord by any other broker per person who shall claim to have negotiated this Lease on behalf of Tenant or to have introduced Tenant to the Building or to Landlord, Tenant shall be liable for payment of all reasonable attorneys' fees, costs and expenses incurred by Landlord in defending against the same, and in the event such broker shall be successful in any such action, Tenant shall, in addition, make payment to such broker. Landlord similarly indemnifies and agrees to hold Tenant harmless for brokerage claims asserted by other parties claiming through Landlord.

     30. Rights Reserved to Landlord:

     (a) Except to the extent otherwise provided in this Lease, including those rights granted to Tenant in Section 6(f) hereof, all portions of the Building are reserved to Landlord except the Premises and the inside surfaces of all walls, windows and doors bounding in the Premises, but including exterior building walls, core corridor walls and doors and any core corridor entrance. Landlord also reserves any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as the right to access thereto through the Premises for the purposes of operation, maintenance and repair, upon written notice of not less than twenty-four (24) hours, except in the event of emergencies or apparent emergencies, when no prior notice shall be required.

     (b) Landlord shall have the following rights without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereto waived and released), and without effecting an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoffs or abatement of rent:

          (1) To enter the Premises as more fully provided in this Lease.

          (2) To install and maintain signs on the exterior and interior of the Building, except within the Premises, provided the signs do not block either completely or partially the exterior windows of the Premises.

          (3) To have pass keys to the Premises.

          (4) To decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy during the last six (6) months of the term hereof if, during or prior to such time, Tenant has vacated the Premises, or at any time after Tenant abandons the Premises.

          (5) To have access to all mail chutes according to the rules of the United States Postal Service.

          (6) To do or permit to be done any work in or about the exterior of the Building or any adjacent or nearby building, land, street or alley, provided such work shall not prevent Tenant's access to the Premises or unreasonably restrict such access.

          (7) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by this Lease.

     31. Force Majeure Clause: Wherever there is provided in this Lease a time limitation for performance by Landlord of any obligation, including but not limited to obligations related to construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, governmental control or other factors beyond the reasonable control of Landlord.

     32. Signage: Except for the signage specifically approved in writing by Landlord, no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building and there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with the names of Tenant shall be provided by Landlord. Any necessary revision to such directory shall be made by Landlord, at Tenant's expense, within a reasonable time after written notice from Tenant of the change making the revision necessary. Notwithstanding the foregoing, subject to Landlord's reasonable written approval with respect to size, shape, color, content and appearance, Tenant may, at its expense, install and maintain identifying signage outside of the interior space comprising the Premises. Landlord shall have the right to remove all nonpermitted signs without notice to Tenant and at the expense of Tenant. In addition to the forgoing, conditioned upon Landlord obtaining approval for same from all applicable governmented authorities, Landlord shall make available one-sixth (1/6) of the available area of space on the Building's existing pylon sign to Tenant for Tenant's use, at Tenant's expense and subject in all respects to Landlord's reasonable requirements regarding the use, contents and appearance of the pylon signs.

     33. Attorneys' Fees: In the event of any dispute hereunder, or any default in the performance of any term or condition of this Lease, the prevailing party shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys' fees.

     34. Miscellaneous:

     (a) The rules and regulations attached hereto as Exhibit D, as well as such rules and regulations as may hereafter be adopted by Landlord for the safety, care and cleanliness of the Premises and the Building and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations. The violation of any of such rules and regulations by Tenant shall be deemed a breach of this Lease by Tenant affording Landlord all the remedies set forth herein. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

     (b) The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question, and in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released from and after the date of such transfer or conveyance of all liability in respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and relating to events occurring thereafter; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

     (c) As used in this Lease, the term "ordinary business hours" shall mean the hours from 7:00 a.m. to 7:00 p.m., Monday through Saturday, except for New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas, and any other national or state holiday as may be established from time to time (Holidays).

     (d) This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord, if Landlord fails to perform its obligations set forth herein, except as herein specifically set forth; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof whose address Tenant has been notified in writing and so long as an opportunity has been granted to Landlord and such holder to correct such violation as provided in Paragraph 41 (h) hereof.

     (e) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, provided such addition does not increase or decrease the obligations of or derogate from the rights or powers of either Landlord or Tenant.

     (f) The captions of each paragraph are added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

     (g) Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective

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

heirs, administrators, executors, successors and assigns. The terms, conditions and covenants hereof shall also be considered to be covenants running with the land.

     (h) Except as otherwise specifically provided herein, in the event Landlord shall fail to perform any of the agreements, terms, covenants or conditions hereof on Landlord's part to be performed, and such non-performance shall continue for a period of twenty (20) days after written notice thereof, from Tenant to Landlord, or if such performance cannot be reasonably had within such twenty (20) day period, and Landlord shall not in good faith have commenced such performance within such twenty (20) day period and proceed therewith to completion within a reasonable period of time, it shall be considered a default of Landlord under this Lease. Tenant shall give written notice to Landlord in the matter herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, with proper postage prepaid, to the holder of any mortgages or deeds of trust covering the Building Complex or any portion thereof of whose address Tenant has been notified in writing and shall afford such holder a reasonable opportunity to cure any alleged default on Landlord's behalf.

     (i) No act or thing done by Landlord or Landlord's agent during the term hereof, including but not limited to any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon Landlord unless such act or things shall be by an officer of Landlord or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord's agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

     (j) Landlord, during the entire term of this Lease, shall have the right to change the number and name of the Building at any time without liability to Tenant.

     (k) Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties, except such as are expressed in this Lease.

     (l) Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to its interests in this building.

     (m) Time is of the essence hereof.

     (n) Tenant and Landlord and the party executing this Lease on behalf of each of them represent to each other that such party is authorized to do so by requisite action of the board of

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

directors or partners, as the case may be, and agree upon request to deliver to each other a resolution or similar document to that effect.

     (o) This Lease shall be governed by and construed in accordance with the laws of the State of Minnesota.

     (p) This Lease, together with the exhibits attached hereto, contains the entire agreement of the parties and may not be amended or modified in any manner except by an instrument in writing signed by both parties.

     (q) This Lease may not be recorded. The parties shall execute a Memorandum of Lease to be placed of record.

     35. Loading Dock: Tenant shall have the nonexclusive right to use the loading dock (the Loading Dock) located on the second floor of the Building and in space leased by the Landlord to the Mayo Foundation (Mayo). Tenant's use of the Loading Dock shall be limited to moving in and out of the Building and periodically receiving large items, but it is expressly acknowledged by Tenant that the Loading Dock shall not be used on a daily basis by Tenant. Tenant shall also comply with such reasonable rules and procedures for the use and available hours of the Loading Dock as Mayo may imposes from time to time.

     36. Tenant Improvements; Planning Allowance and Tenant Improvement
Allowance: Lessor shall construct certain tenant improvements (the Tenant Improvements) to the Leased Premises pursuant to plans and specifications (the Plans) agreed to by Lessor and Tenant and which will be attached hereto as Exhibit E and incorporated herein by reference. Lessor and Tenant shall approve the Plans and attach the Plans as Exhibit E on or before November 24, 1998 (the Plan Approval Date). Provided that the Plans are approved on or before the Plan Approval Date, Lessor shall substantially complete the Tenant Improvements prior to the Commencement Date, subject to force majeure delays and delays caused by the actions of Tenant. For purposes of this Lease, the date the Tenant Improvements are "substantially complete" shall mean the date when a certificate of occupancy has been issued for the Leased Premises by the City of Rochester.

     As part of the approval of the Plans, Lessor and Tenant shall agree as to the costs of the Tenant Improvements (the Construction Cost) include the agreed Construction Cost as part of the Plans. Upon the substantial completion of the Tenant Improvements and prior to Tenant taking possession of the Leased Premises, Tenant shall pay to Lessor the Construction Cost of the Tenant Improvements. Notwithstanding the foregoing, provided (i) Tenant is not in default under the terms and conditions of the Lease and (ii) Tenant has accepted the Tenant Improvements. Lessor shall grant Tenant a tenant improvement allowance (the Tenant Improvement Allowance) in an amount not to exceed $329,250.00 to be applied against the amounts owed to the Lessor for the Construction Cost. Notwithstanding any other term or condition of this Lease to the contrary, Tenant shall have no right to apply the Tenant Improvement Allowance to any other costs or expenses not included within the Construction Cost without the Lessor's prior written consent.

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

     Tenant may, at its option, make modifications to the Plans (Construction Changes). Each Construction Change shall be documented by a written change order (a Change Order) executed by Lessor and Tenant at the time the Construction Change is ordered. Each Change Order, in addition to specifying the nature of the Construction Change, shall specify any extension to the completion date of the Tenant Improvements necessitated by the Construction Change and the Commencement Date and the Expiration Date shall be so extended. Additionally, each Change Order shall specify the cost of completing each Construction Change and the corresponding increase (or decrease, if applicable) to the total Construction Cost of the Tenant Improvements. Except as otherwise provided for herein, Lessor is not obligated to make any other tenant improvements or alterations to the Leased Premises and Tenant shall take possession of the Leased Premises in an "as-is" condition.

     Provided Tenant is not in default under the terms and conditions of this Lease, Landlord grants to Tenant a space planning allowance (the "Space Planning Allowance") in an amount not to exceed $2,500.00 to be used exclusively to pay the costs of Tenant's space planning fees with respect to the Tenant Improvements. Provided Tenant is not in default hereunder and upon presentation to Landlord of reasonable evidence of the costs incurred by Tenant for space planning services, Landlord will reimburse Tenant for such costs in an amount to exceed the Space Planning Allowance.

     37. Right of First Refusal for Expansion Space: If, at any time during the Term, any space in the Building becomes available for lease (excluding space which is subject to renewal options by the tenant thereof), which space Landlord intends to make available for lease ("Available Space"), then Landlord shall notify Tenant in writing (the "Availability Notice") of the existence of the Available Space and the terms and conditions upon which Landlord intends to offer the lease of the Available Space to third parties. Tenant shall have twenty (20) days after receipt of the Availability Notice to accept Landlord's offer in writing and upon such acceptance, Tenant shall be obligated to lease the Available Space upon the same terms and conditions as are contained in Availability Notice. If Tenant does not accept Landlord's offer in writing within said twenty (20) days period, then Landlord may negotiate with third parties for the lease of the Available Space upon such terms and conditions as Landlord can obtain. Subsequently, if Landlord receives a bona fide offer from a third party for the lease of the Available Space, which offer Landlord desires to accept (an "Offer"), then Landlord shall deliver a true and correct copy of the Offer to Tenant. Delivery of the Offer by Landlord to Tenant (the "Offer Notice") shall constitute an offer on the part of Landlord to lease the Available Space to Tenant pursuant to the same terms and conditions as are contained in the Offer. Tenant shall have twenty (20) days after receipt of the Offer Notice to accept Landlord's offer in writing and upon such acceptance, Tenant shall be obligated to lease the Available Space upon the same terms and conditions as are contained in the Offer Notice. If Tenant does not accept Landlord's offer in writing within said twenty (20) day period, then all of Tenant's rights contained in this Section 37 with respect to the Available Space shall lapse and terminate and Landlord may then lease the Available Space to third parties upon such terms and conditions as Landlord can obtain.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                                       LANDLORD:

                                       MORTENSON PROPERTIES, INC.

                                       By:      /s/ Peter Conzemius
                                          --------------------------------
                                          Peter Conzemius
                                          Its: Treasurer

                                       TENANT:

                                       SHOWCASE CORPORATION

                                       By:     /s/ Craig W. Allen
                                          --------------------------------
                                          Its: CFO

                                      34